AMENDMENT NO. 4 TO CREDIT AGREEMENT


      This Amendment No. 4 to Credit Agreement ("AMENDMENT NO. 4") is dated as of May 11, 1998, and is by and among FEDERATED INVESTORS, a Delaware business trust (the "BORROWER"), the BANKS set forth therein (collectively, the "BANKS"), and PNC BANK, NATIONAL ASSOCIATION, as agent for the Banks (the "AGENT").

      WHEREAS, the Borrower, the Banks and the Agent are parties to that certain Senior Secured Credit Agreement dated as of January 31, 1996, as amended by Amendment No. 1 to Credit Agreement dated as of June 27, 1996, Amendment No. 2 to Credit Agreement dated as of December 13, 1996 and Amendment No. 3 to Credit Agreement dated as of October 1, 1997 (the "CREDIT AGREEMENT");

      WHEREAS, capitalized terms used herein and not otherwise defined herein shall have the same meanings given to them in the Credit Agreement; and

      WHEREAS, the Borrower, the Banks and the Agent wish to amend the Credit Agreement as set forth herein; and

      WHEREAS, the Borrower has requested that the Banks consent to the release of certain Proxies, as more fully set forth herein.

      NOW, THEREFORE, in consideration of the premises and mutual covenants set forth herein, the parties hereto, intending to be legally bound, agree as follows:

      1. Section 6.1(r) [Status of the Pledged Collateral] of the Credit Agreement is hereby amended by deleting the last sentence thereof in its entirety and inserting the following in lieu thereof:

                  At all times prior to an IPO, the Pledged Collateral, together with the Proxies, are sufficient to give to the Agent on behalf of the Banks, after the occurrence of an Event of Default, full voting control of each of the Companies.

      2. Section 8.1(a) [Preservation of Existence, etc.] of the Credit Agreement is hereby amended by deleting the second sentence thereof in its entirety and inserting in lieu thereof the following:

                  Notwithstanding the foregoing, the Borrower may be merged with and into FII with FII as the survivor, so long as FII shall expressly assume in writing all of the Borrower's obligations under this Agreement and the other Loan Documents and such transaction would not result in any Material Adverse Change, result in the termination of investment advisory contracts with investment advisory Subsidiaries of the Borrower, or, at all times prior to an IPO, after the occurrence of an Event of Default, result in the Pledged Collateral, together with the Proxies, being insufficient to give to the Agent on behalf of the Banks or other successors or nominees full voting control of the Borrower and its Subsidiaries in all circumstances; PROVIDED the Borrower shall give not less than thirty (30) days' prior notice to the Banks and deliver to the Agent any documents, including acknowledgments, replacement notes, organizational documents of FII after giving effect to the merger and legal opinions, that the Banks may reasonably request to confirm the foregoing and the continued Prior Security Interest granted under the Senior Loan Documents and, prior to an IPO, the Borrower shall use its best effort to deliver replacement Proxies from holders of at least 50.1% of the issued and outstanding Class B Shares, all of the foregoing in form and substance satisfactory to the Agent and its counsel.

      3. In order to participate in the IPO scheduled to take place on or about May 15, 1998, the holders of the Class B Shares (the "SELLING SHAREHOLDERS") who plan to sell some or all of their Class B Shares ("SHARES TO BE SOLD") in such IPO need to represent that the Shares to be Sold are owned free and clear of any liens or encumbrances. In order to be able to make such representation, the Borrower, on behalf of the Selling Shareholders, has requested that the Proxies with respect to the Shares to be Sold (the "SELLING SHAREHOLDERS' PROXIES") be released. The Banks hereby consent to the release of the Selling Shareholders' Proxies and direct the Agent, upon request from the Borrower, to cancel and return the Selling Shareholders' Proxies to the Borrower or to provide such other certificate or evidence of release as reasonably requested. The Borrower represents to the Agent and the Banks that, after releasing the Selling Shareholders' Proxies, the Agent on behalf of the Banks will still have Proxies from the holders of at least 50.1% of the issued and outstanding Class B Shares, as required by the Credit Agreement.


      4. This Amendment No. 4 shall become effective on the first date on which the Agent on behalf of the Banks shall have received (a) a counterpart of this Amendment No. 4 executed by the Borrower and the Required Banks and (b) a certificate signed by the Secretary or Assistant Secretary of the Borrower certifying as to all action taken by the Borrower to authorize the execution, delivery and performance of this Amendment No. 4 by the Borrower and attaching thereto such resolutions.


      5. The Borrower hereby represents to the Agent and the Banks that: the representations and warranties of the Borrower contained in Article VI of the Credit Agreement remain true and accurate on and as of the date hereof (except for representations and warranties which relate solely to an earlier date or time, which representations and warranties were true and correct on and as of the specific dates or times referred to therein); the Borrower has performed and is in compliance with all covenants contained in Article VIII or elsewhere in the Credit Agreement; no Event of Default or Potential Default has occurred and is continuing; and no less than 50.1% of the Class B Shares are subject to a valid and enforceable Proxy.


      6. The Borrower hereby agrees to reimburse the Agent and the Banks on demand for all legal costs, expenses and disbursements relating to this Amendment No. 4 which are payable by the Borrower as provided in Sections 10.5 and 11.3 of the Credit Agreement.


      7. The Borrower and the Banks intend and agree that, except as provided herein, the Credit Agreement shall remain in full force and effect without modification.


      8. This Amendment No. 4 shall be governed by and construed and enforced in accordance with the internal laws of the Commonwealth of Pennsylvania without reference to its principles of conflicts of law.

                            [SIGNATURE PAGES FOLLOW]

          SIGNATURE PAGE 1 OF 2 TO AMENDMENT NO. 4 TO CREDIT AGREEMENT


      IN WITNESS WHEREOF, the parties hereto, by their officers thereunto duly authorized, have executed this Amendment No. 4 as of the date first above written.

                                    FEDERATED INVESTORS



                                    By:  /s/John W. McGonigle
                                    Title:  Executive Vice President


                                    PNC BANK, NATIONAL ASSOCIATION
                                    individually and as Agent



                                    By:  /s/signature
                                    Title:  Vice President


                                    BANK OF AMERICA NT&SA



                                    By:/s/John G. Hayes
                                    Title:  Vice President


                                    STATE STREET BANK AND TRUST COMPANY



                                    By: /s/signature
                                    Title:  Vice President


                                    MORGAN GUARANTY TRUST COMPANY
                                    OF NEW YORK



                                    By:/s/Glenda L. Irving
                                    Title:  Vice President


                                    COMMERZBANK AKTIENGESELLSCHAFT
                                    NEW YORK BRANCH



                                    By:  /s/William M. Earley
                                        /s/Edward J. McDonnell, III  C.F.A.
                                    Title:Vice Presidents

          SIGNATURE PAGE 2 OF 2 TO AMENDMENT NO. 4 TO CREDIT AGREEMENT



                                    THE BANK OF NEW YORK



                                    By:/s/signature
                                    Title:Assistant Vice President


                                    THE BANK OF NOVA SCOTIA



                                    By:/s/M.D. Smith
                                    Title:Agent


                                    CORESTATES BANK, N.A.



                                    By:/s/Kevin O'Rourke
                                    Title:Assistant Vice President


                                    NATIONSBANK, N.A.



                                    By:/s/signature
                                    Title:


                                    NATIONAL CITY BANK OF PENNSYLVANIA



                                    By:/s/signature
                                    Title:Assistant Vice President


                                    STAR BANK, N.A.



                                    By:/s/signature
                                    Title:  Vice President


                                    THE CHASE MANHATTAN BANK



                                    By:/s/David J. Cintron
                                    Title:  Vice President